                                                                     EXHIBIT 5.2


                   [Letterhead of Richards, Layton & Finger]


                              October 29, 1997

The CIT Group Securitization Corporation II
650 CIT Drive
Livingston, New Jersey  07039

The CIT Group, Inc.
1211 Avenue of the Americas
New York, New York  10036

Dear Sirs:

          We have acted as special Delaware counsel to CIT RV Trust, a Delaware business trust (the "Trust") in connection with the Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), registering the asset backed certificates (the "Certificates"), the asset backed notes (the "Notes" and, collectively with the Certificates, the "Securities") and the limited guarantees (the "Guarantees") of certain of the Securities by The CIT Group, Inc. ("CIT"), each described in the prospectus and the prospectus supplement which form a part of the Registration Statement (the "Prospectus" and the "Prospectus Supplement"). Each series of Certificates will be issued pursuant to a trust agreement (the "Trust Agreement") substantially in the form filed as Exhibit 4.2 to the Registration Statement, pursuant to which The CIT Group Securitization Corporation II ("CIT II") will originate the Trust. Each series of Notes will be issued pursuant to an indenture (the "Indenture") substantially in the form filed as Exhibit 4.1 to the Registration Statement. Certain rights of the holders of the Securities will be governed by a sale and servicing agreement (the "Sale and Servicing Agreement") substantially in the form filed as Exhibit 4.3 to the Registration Statement.

The CIT Group Securitization Corporation II
The CIT Group, Inc.
October 29, 1997
Page 2


          In connection with this opinion, we have examined signed copies of the Registration Statement and the exhibits thereto. We have not reviewed any documents other than the foregoing documents for purposes of rendering our opinions as expressed herein, and we have assumed that there exists no provision of any such other document that bears upon or is inconsistent with our opinions as expressed herein. We have conducted no independent factual investigation of our own but have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

          In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons signing or delivering any instrument, the authenticity of all documents submitted to us as original, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

          We have also assumed, with respect to the Trust Agreement, the Indenture, the Sale and Servicing Agreement and the Guarantees (collectively, the "Basic Documents"), that: (a) each of the Basic Documents will be duly executed and delivered by each of the parties thereto prior to the issuance of any of the Securities thereunder; (b) at the time of such execution, each such party will be duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and will have all requisite power and authority to execute, deliver and perform its obligations under each of the Basic Documents; (c) the execution and delivery of the Basic Documents and performance of such obligations will have been duly authorized by all necessary actions on the part of each such party; (d) at the time of such execution, the Basic Documents will be the legal, valid and binding obligation of each such party, and will be enforceable against each such party in accordance with their terms; (e) the Guarantees will be duly executed and delivered by CIT; and (f) during the period from the date hereof until the date of such execution and delivery, there will be no change in (i) any relevant authorization, law or regulation, or interpretation thereof, (ii) the terms and conditions of the Basic Documents, or (iii) any set of facts or circumstances relating to the Basic Documents.

          Based upon the foregoing, we are of the opinion that assuming the due execution of the Basic Documents, each in substantially the form presented to us, upon the issuance, authentication and delivery of the Certificates in accordance with the provisions of the Sale and Servicing Agreement and the Trust Agreement against payment therefor, the Certificates will be legally issued, fully paid and, subject to Section 2.7 of the Trust Agreement, nonassessable Certificates representing undivided interests in the Trust, and will be entitled to the benefits of the Trust Agreement.

          We have not participated in the preparation of any offering materials with respect to the Notes or the Certificates and assume no responsibility for their contents.

The CIT Group Securitization Corporation II
The CIT Group, Inc.
October 29, 1997
Page 3


          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm appearing under the heading "Legal Matters" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission thereunder.

                                    Very truly yours,

                                    /S/ RICHARDS, LAYTON & FINGER